
                                                                      EXHIBIT 21

                                  SUBSIDIARIES

                    SUBSIDIARIES OF CARLISLE PLASTICS, INC.

NAME                                                        JURISDICTION OF INCORPORATION
- ----                                                        -----------------------------
Poly-Tech, Inc.                                                     Minnesota
A&E Products (Far East) Ltd.                                        Hong Kong
Plasticos Bajacal S.A. de C.V.                                      Mexico
Rhino-X Industries, Inc.                                            Delaware
A&E -- Korea, Ltd.                                                  Delaware

                        SUBSIDIARIES OF POLY-TECH, INC.

NAME                                                        JURISDICTION OF INCORPORATION
- ----                                                        -----------------------------
American Western Corporation                                        Delaware

                  SUBSIDIARIES OF AMERICAN WESTERN CORPORATION

NAME                                                        JURISDICTION OF INCORPORATION
- ----                                                        -----------------------------
AWC Transportation Corporation                                      South Dakota

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